Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-169377, 333-51494, 333-143770 and 333-185318) and Form S-3 (No. 333-191533) of Leucadia National Corporation of our report dated February 19, 2016 relating to the financial statement and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/PricewaterhouseCoopers LLP
New York, New York
February 19, 2016